COOPERATION AGREEMENT BETWEEN
                NATIONAL CENTER FOR AUDIO / VISUAL EDUCATION AND
           TENGTU CULTURE & EDUCATION ELECTRONICS DEVELOPMENT CO. LTD.
               ON CARRYING OUT " OPERATION MORNING SUN--PHASE II "




         The implementation of " Operation Morning Sun " ( the Plan ) by both Parties since September 20, 2000 has achieved very good results in many respects to date. In order to expedite this Plan, the National Center for Audio / Visual Education ( hereinafter " NCAVE " ) and Tengtu Co. have reached the following agreement on the implementation of the second phase of this Plan:

1. Both Parties have agreed that this Cooperation Agreement is the second phase of " Operation Morning Sun ". The purposes of this Plan remain the same, i.e. :
     1) to coordinate with the Ministry of Education in carrying out its Contemporary Distance Learning Project ;
     2) to promote the popularization of Information Technology to elementary / secondary education ;
     3) to accelerate the realization of the goals for IT-based education ;
     4) to provide services for the establishment of th Demonstration Project of Relief to Disadvantaged Regions through distance learning by the Ministry of Education, and for the establishment of the Distance Learning Resources Service Center under the NCAVE.

2. In order to realize the above goals related to the secon phase of " Operation Morning Sun ", NCAVE, distance learning specialists and Tengtu will continue to form a Leading Group and establish under it an Office; the said Leading Group shall draft and confirm a plan for implementing " Operation Morning Sun ".
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         Under the direct leadership of the Leading Group, the said Office shall be responsible for taking specific measures to implement the project.
3. The main contents of "Operation Morning Sun" and the ke tasks for the year of 2001 are as follows:
     1) Based on the purposes of "Operation Morning Su and under the leadership of the Leading Group, both Parties shall endeavor to launch the " Operation Morning Sun " plan in approximately twenty provinces throughout the Nation and will put more efforts into remote districts.
     2) The NCAVE will issue and distribute under its name the contents of the working plan for the year 2001 under " Operation Morning Sun - Phase II
        " to the Provincial Centers for Audio / Visual Education throughout the Nation. Both Parties shall coordinate in an active manner and urge the Educational Departments at various administrative levels and Provincial Centers for Audio / Visual Education to fully exercise their organizational roles in order to achieve 10,000 to 15,000 schools to participate in this Plan by the end of December of 2001.
" Operation Morning Sun " shall be carried out in the educational technology experimental schools under the Ministry of Education, and the related provincial-level experimental schools and other qualified schools that are equipped with basic computer equipment. Relevant training will be carried out in the training centers authorized by the NCAVE and Provincial-Level Centers for Audio / Visual Education.

4. Under the leadership of NCAVE, Tengtu shall provide the following substantial support and services to " Operation Morning Sun " :
     1) Tengtu shall donate a total worth of RMB 525 Million of copies of Microsoft System Software (NT Server 4.0, SQL Server 7.0, Exchange Server 5. 5, Proxy Server 2.0 and including 30 legitimate User Licenses ) to those schools which shall install and use the Tengtu Application

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        Platform ( any of the Tengtu networked classroom, networked campus, distance platform etc).
     2) The Tengtu Application Platform shall be installed in the 10,000 to 15,000 schools at a special favorable price of RMB 20,000 per package. The main functions shall include:
        i. The compulsory courses and examination related to information technology (IT) education as stipulated by the Ministry of Education;
        ii. Support teacher-student interaction, school-family interaction, school-school interaction, and school-resource center interaction;
        iii. Setting up of distance learning platform and conduct distant learning ;
        iv. Functions of multimedia electronic classroom and networked classroom or networked campus ;
        v. Establishment of campus digital teaching resources database, including the 3G teaching resources ;
        vi. Free upgrading and installation.

     3) Tengtu will also provide to the schools legitimate licenses of Windows 98 (Version 2) and of Office 2000 at a special favorable price of RMB 300 per set.

     4) Tengtu Application Platform shall be produced under the supervision of NCAVE.

5. The revenue from the sales of the associated products under " Operation Morning Sun " ( Tengtu Application Platform, Windows 98, Office 2000, etc. ) will be earmarked to NCAVE under the leadership of the Leading Group of this Project and be deposited in a separate account that will be opened under the name of NCAVE. Then, in accordance with the allocation proportion agreed with Tengtu,

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        the remaining balance will be transferred to Tengtu. Tengtu shall be responsible for all the costs incurred in the promotion and sale of products related to " Operation Morning Sun ".

     6. Benefit allocation between NCAVE and Tengtu shall be as follows : NCAVE will obtain 10% of the Gross Revenue from the sales of the Tengtu Application Platforms and to be settled annually.

     7. Benefit allocation for Windows 98 ( Version 2 ) and Office 2000 is as follow : NCAVE shall obtain 40% of the Gross Revenue while the local Centers for Audio / Visual Education will obtain the remaining 60 %. The accounts will be settled annually.
     8. Since the sales of the products related to " Operation Morning Sun " involves profit shared by the Centers for Audio / Visual Education, such matter shall be confirmed after it is reviewed by the Leading Group. 9. Tengtu will, under the direction of the Leading Group an working in conjunction with Microsoft and Legend Digital China Company, train 10,000 to 15,000 IT System Administrators for the 10,000 to 15,000 schools.

     10. Both parties have decided to adopt the following working systems:
        1) The Leading Group and the principal members of the Office under the Leading Group shall hold meetings on a regular basis to discuss the relevant works involved.
        2) Both parties shall work in an active manner to formulate details and supporting measures for implementing the Plan, and shall see to it that they are carried out in practice.
        3) Before February 15, 2001, both Parties shall make contact with various Provincial Centers for Audio / Visual Education to coordinate the implementation of this phase of the Plan.
        4) This phase of the " Operation Morning Sun " shall be completed in March 2002. Specialists will be organized to conduct commissioning in phases.
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        5)  In June, 2002, pursuant to the request of the NCAVE, trophies, encouragement and commendations will be issued to those Provincial Centers for Audio / Visual Education and schools that have distinguished themselves in the implementation of the Plan, and measures will be adopted for promoting the recognition of these pacesetters.

     11. Matters involving added-value-tax invoices will be handled in accordance with the supplementary agreement between NCAVE and Tengtu.

     12. This agreement shall be valid till December 30, 2002.

     13 This agreement, made in sextuplicate, shall take effect after being signed and chopped by the relevant Parties







     The National Center for Audio / Visual Education

     Representative :

     February 13, 2001



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     Tengtu Culture & Education Electronics Development Co., Ltd.

     Representative : Zhang Fanqi

     February 13, 2001



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